     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000

                                                     REGISTRATION NO.___________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              WITNESS SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 23-2518693
    (State or Other Jurisdiction of                  (I.R.S. Employer
    Incorporation or Organization)                Identification Number)

                             1105 SANCTUARY PARKWAY
                            ALPHARETTA, GEORGIA 30004
          (Address of Principal Executive Offices, Including Zip Code)
                         ------------------------------


         WITNESS SYSTEMS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN
               WITNESS SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)
                         ------------------------------

                                                                                     COPY TO:
                      DAVID B. GOULD                                         JEFFREY L. SCHULTE, ESQ.
      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER                    MORRIS, MANNING & MARTIN, L.L.P.
                   WITNESS SYSTEMS, INC.                                  1600 ATLANTA FINANCIAL CENTER
                  1105 SANCTUARY PARKWAY                                    3343 PEACHTREE ROAD, N.E.
                 ALPHARETTA, GEORGIA 30004                                    ATLANTA, GEORGIA 30326
                      (770) 754-1900                                              (404) 233-7000

          (Name and Address and Telephone Number, Including Area Code,
                             of Agent for Service.)
                        --------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed Maximum     Proposed Maximum
          Title of Securities                Amount to be         Offering Price     Aggregate Offering        Amount of
            to be Registered                Registered (1)          Per Share               Price (2)     Registration Fee (3)
-------------------------------------------------------------------------------------------------------------------------------
     Common Stock, $0.01 par value           6,530,946               $33.56            $135,722,396            $35,831.00
               per share
-------------------------------------------------------------------------------------------------------------------------------

-------------------------
(1) Represents (i) 5,540,946 shares of our common stock reserved for issuance under the Witness Systems, Inc. Amended and Restated Stock Incentive Plan and (ii) 990,000 shares of our common stock reserved for issuance under the Witness Systems, Inc. Employee Stock Purchase Plan.
(2) The proposed maximum aggregate offering price of the Common Stock offered hereunder is based on (i) 2,709,046 shares subject to options granted under the Witness Systems, Inc. Amended and Restated Stock Incentive Plan at a weighted average exercise price of $2.75 per share; and (ii) 3,821,900 shares not subject to outstanding options but reserved for issuance under the Witness Systems, Inc. Amended and Restated Stock Incentive Plan and the Witness Systems, Inc. Employee Stock Purchase Plan at an assumed exercise price of $33.56 per share.
(3) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of (i) the weighted average exercise price of $2.75 as described in
     Note 2 above and (ii) the average of the high and low sales prices of our common stock on March 22, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees and/or directors of Witness Systems, Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

         (a) the Company's Prospectus, filed with the Commission on February 10, 2000 pursuant to Rule 424 (b) under the Securities Act, which contains audited consolidated financial statements for the Company as of December 31, 1998, 1997 and 1996, and for the nine months ended September 30, 1999 (Registration No. 333-91383); and

         (b) the description of the Company's common stock, $0.01 par value per share ("Common Stock") contained in the Company's Registration Statement on Form 8-A, filed with the Commission on February 4, 2000 (Registration No. 000-29335).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, Witness Systems, Inc., 1105 Sanctuary Parkway, Atlanta, Georgia 30004, telephone number (770) 754-1900.

ITEM 4. DESCRIPTION OF SECURITIES.

         Because the securities to be awarded pursuant to this registration statement are either (i) registered under Section 12 of the Exchange Act or (ii) plan interests, this item is inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Legal matters in connection with the shares of Common Stock offered hereby were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia. Members of Morris, Manning & Martin, L.L.P. hold an aggregate of 2,200 shares of the Registrant's common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation provides that the liability of the Company's directors for monetary damages shall be eliminated to the fullest extent permissible under the Delaware General Corporation LAW (the "DGCL") and that the Company may indemnify its officers, employees and agents to the fullest extent permitted under the DGCL.

         The Company's Bylaws provide that the Company must indemnify its directors against all liabilities to the fullest extent permitted under the DGCL and that the Company must advance all reasonable expenses incurred in a proceeding in which a director was either a party or a witness because he or she was a director. The Company has entered into indemnification agreements with its directors and certain of its officers that provide indemnification similar to that provided in the Bylaws.

         The DGCL provides that, in general, a corporation may indemnify an individual who is or was a party to any proceeding (other than action by, or in the right of, such corporation) by reason of the fact that he or she is or was a director of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the DGCL provides that, in general, a corporation may indemnify an individual who was or is a party to any such proceeding by reason of the fact that he or she is or was a director of the corporation against reasonable expenses incurred in connection with such proceeding, if it is determined that the director has met the relevant standard of conduct. To the extent that any directors are successful on the merits or in the defense of any of the proceedings described above, the DGCL provides that a corporation is required to indemnify such officers or directors against reasonable expenses incurred in connection therewith. The DGCL further provides, in general, for the advancement of reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation (1) a written affirmation of his good faith belief that he or she has met the standard of conduct under the DGCL or that the proceeding involves conduct for which liability has been eliminated under the corporation's articles of incorporation; and (2) a written undertaking to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. In addition, the DGCL provides for the indemnification of officers, employees and agents in certain circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         As no restricted securities are to be reoffered or resold pursuant to this Registration Statement, this item is inapplicable.

ITEM 8. EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

              Exhibit No.                            Description
              -----------                            -----------
                  3.1                 The Company's Certificate of Incorporation (incorporated by reference to
                                      Exhibit 3.1 to the Company's Form 10-K, filed with the Commission on
                                      March 24, 2000, Commission  File Number 0-19526).

                  3.2                 The Company's Amended and Restated Bylaws (incorporated by reference to
                                      Exhibit 3.2 to the Company's Form 10-K, filed with the Commission on
                                      March 24, 2000, Commission File Number 0-19526).

                  5.1                 Opinion  of  Morris,  Manning  & Martin,  L.L.P.,  as to the  legality  of the securities being registered.

                  10.1                Witness Systems, Inc. Amended and Restated Stock Incentive Plan
                                      (incorporated by reference to Exhibit 10.3 to the Company's Form 10-K, filed with the Commission on March 24, 2000, Commission File Number 0-19526).

                  10.2                Witness Systems, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Company's Form 10-K, filed with the
                                      Commission on March 24, 2000, Commission File Number 0-19526).

                  23.1                Independent  Auditors' Consent and report on financial  statement schedules of
                                      KPMG LLP

                  23.2                Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1).

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this the 24th day of March, 2000.

                            Witness Systems, Inc.


                            By: /s/ David B. Gould
                               ------------------------------------------------
                                DAVID B. GOULD
                                Chairman, President and Chief Executive Officer



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints David B. Gould, III and/or Jon W. Ezrine, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ David B. Gould                       Chairman, President and                March 24, 2000
---------------------------------        Chief Executive Officer
DAVID B. GOULD                           (Principal Executive Officer)



/s/ Jon W. Ezrine                        Chief Financial Officer and            March 24, 2000
---------------------------------        Secretary (Principal Financial
JON W. EZRINE                            and Accounting Officer)


/s/ James W. Judson, Jr.
---------------------------------        Director                               March 24, 2000
JAMES W. JUDSON, JR.

/s/ Thomas J. Crotty
---------------------------------        Director                               March 24, 2000
THOMAS J. CROTTY

/s/ John Abraham
---------------------------------        Director                               March 24, 2000
JOHN ABRAHAM

/s/ Joel G. Katz
---------------------------------        Director                               March 24, 2000
JOEL G. KATZ

                                  EXHIBIT INDEX

                    EXHIBITS INCORPORATED HEREIN BY REFERENCE

The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

         Designation of Exhibit                   Description of Exhibit
         ----------------------                   ----------------------
                  3.1                 The Company's Certificate of Incorporation (incorporated by reference to
                                      Exhibit 3.1 to the Company's Form 10-K, filed with the Commission on
                                      March 24, 2000, Commission File Number 0-19526).

                  3.2                 The Company's Amended and Restated Bylaws (incorporated by reference to
                                      Exhibit 3.2 to the Company's Form 10-K, filed with the Commission on
                                      March 24, 2000, Commission File Number 0-19526).

                  5.1                 Opinion  of  Morris,  Manning  & Martin,  L.L.P.,  as to the  legality  of the securities being registered.

                  10.1                Witness Systems, Inc. Amended and Restated Stock Incentive Plan
                                      (incorporated by reference to Exhibit 10.3 to the Company's Form 10-K, filed with the Commission on March 24, 2000, Commission File Number
                                      0-19526).

                  10.2                Witness Systems, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Company's Form 10-K, filed with the
                                      Commission on March 24, 2000, Commission File Number
                                      0-19526).

                  23.1                Independent  Auditors' Consent and report on financial  statement schedules of
                                      KPMG LLP

                  23.2                Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1).


                                              EXHIBITS FILED HEREWITH

                  5.1                 Opinion  of  Morris,  Manning  & Martin,  L.L.P.,  as to the  legality  of the securities being registered.

                  23.1                Independent  Auditors' Consent and report on financial  statement schedules of
                                      KPMG LLP

                  23.2                Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1).
